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                                                                  EXHIBIT 99.1

                    [LETTERHEAD OF SALOMON SMITH BARNEY]


The Board of Directors
MEDIQ Incorporated
One MEDIQ Plaza
Pennsauken, New Jersey 08110

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of MEDIQ Incorporated ("MEDIQ") as Annex II to the Proxy Statement/Prospectus of MEDIQ and MQ Acquisition Corporation ("MQ") relating to the proposed merger transaction involving MEDIQ and MQ and references thereto in such Proxy Statement/Prospectus under the captions "SUMMARY--The Merger--Opinion of the Company's Financial Advisor" and "SPECIAL FACTORS--Opinion of the Company's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      SMITH BARNEY INC.
                                      SALOMON BROTHERS INC

                                  By: /s/ SMITH BARNEY INC.
                                      ----------------------------
                                          SMITH BARNEY INC.



February 13, 1998